UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 28, 2006



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

In connection with the appointment of William P. Miller, a director of our Company, as Chairman of the Audit Committee and in recognition of his contributions to date and desiring to secure his future services, on September 28, 2006, we modified the terms of stock options granted to Mr. Miller in May 2006 to purchase 250,000 shares of our common stock. The stock options granted in May 2006 expire May 10, 2016, have an exercise price of $1.00 per share, and twenty five percent of the options vested on the date of grant, and the remainder were scheduled to vest in equal monthly installments over the two-year period from the date of grant, provided that Mr. Miller remained on our Board of Directors. The modified stock options have an exercise price of $0.12 per share and their unvested balance vests immediately. No change was made to the provision relating to the expiration of the options.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2006


                                        TASKER PRODUCTS CORP.



                                        By:    /s/ Stathis Kouninis
                                            -----------------------------------
                                             Stathis Kouninis
                                             Chief Financial Officer